UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2025

EQUINIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40205	77-0487526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)
(650) 598-6000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027	N/A	The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC
3.650% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC
3.250% Senior Notes due 2031	N/A	The Nasdaq Stock Market LLC
3.625% Senior Notes due 2034	N/A	The Nasdaq Stock Market LLC
3.250% Senior Notes due 2029	N/A	The Nasdaq Stock Market LLC
4.000% Senior Notes due 2034	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Equinix, Inc. (“Equinix”) was held on May 21, 2025 (the “Annual Meeting”) for the purpose of considering and voting on:

•Election of 8 directors to the Board of Directors (the “Board”) to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

•Approval, by a non-binding advisory vote, of the compensation of Equinix’s named executive officers;

•Approval of an amendment (the “Amendment”) to the Equinix, Inc. 2020 Equity Incentive Plan (the “Plan”), including to increase the number of plan shares reserved for issuance by 3.3 million shares;

•Ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

•A stockholder proposal related to written consent of stockholders.

At the close of business on March 25, 2025, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 97,818,262 shares of Equinix’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 87,415,894 shares of Equinix’s Common Stock were represented in person, virtually or by proxy, at the Annual Meeting, constituting a quorum.

The following are the voting results on the five proposals considered and voted upon at the Annual Meeting, all of which were described in Equinix’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 10, 2025.

Proposal 1. Election of Directors.

Each of the 8 directors nominated to the Board were reelected.

Nominee	For	Against	Abstain	Broker Non-Votes
Nanci Caldwell	72,764,052	10,444,042	26,382	4,181,418
Adaire Fox-Martin	81,934,402	1,273,114	26,960	4,181,418
Gary Hromadko	78,296,999	4,912,219	25,258	4,181,418
Charles Meyers	80,511,582	2,612,052	110,842	4,181,418
Thomas Olinger	82,986,406	221,369	26,701	4,181,418
Christopher Paisley	74,816,841	8,390,959	26,676	4,181,418
Sandra Rivera	80,097,910	3,110,137	26,429	4,181,418
Fidelma Russo	82,986,849	218,144	29,483	4,181,418

Proposal 2. Advisory Vote to Approve Compensation of Named Executive Officers.

Stockholders approved, on a non-binding advisory basis, the compensation of Equinix's named executive officers.

For	Against	Abstain	Broker Non-Votes
74,003,340	9,194,175	36,961	4,181,418

Proposal 3. Amendment of the Plan.
Stockholders approved the Amendment of the Plan, including to increase the number of plan shares reserved for issuance by 3.3 million shares.

For	Against	Abstain	Broker Non-Votes
49,735,272	33,403,420	95,784	4,181,418

Proposal 4. Ratification of Selection of Independent Registered Public Accounting Firm.

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain
80,627,404	6,769,835	18,655

Proposal 5. Stockholder Proposal Related to Written Consent of Stockholders.

The stockholder proposal related to written consent of stockholders was not approved.

For	Against	Abstain	Broker Non-Votes
28,881,879	54,117,052	235,545	4,181,418

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

104 Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: May 27, 2025	By: /s/ KURT PLETCHER Kurt Pletcher Chief Legal Officer